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TABLE OF CONTENTS

Exhibit 99.1

CWCapital LLC
(A Wholly Owned Subsidiary of
CW Financial Services LLC)

Financial Statements as of and
for the year ended December 31, 2011, and
Independent Auditors' Report

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Independent Auditors' Report

To the Member
of CWCapital LLC:

        We have audited the accompanying balance sheet of CWCapital LLC (a wholly owned subsidiary of CW Financial Services LLC) (the "Company") as of December 31, 2011 and the related statements of income, member's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CWCapital LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

March 9, 2012

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
("KPMG International"), a Swiss entity.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS
Cash and cash equivalents	$21,773,306
Restricted cash	23,678,476
Accounts receivable—trade	12,769,594
Accounts receivable—related party	253,794
Mortgage loans held for sale—$716,720,122 at fair value	717,030,490
Mortgage servicing rights—at fair value	113,516,260
Intangible assets—net	1,800,000
Derivative assets—at fair value	42,012,160
Other assets—$1,371,446 at fair value	4,849,859

TOTAL ASSETS	$937,683,939

LIABILITIES AND EQUITY
LIABILITIES:
Notes payable	$695,215,604
Accounts payable	53,741
Borrower deposits	4,525,385
Derivative liabilities—at fair value	40,667,215
Risk share liability (Note 4)	31,252,437
Accrued compensation	20,284,588
Accrued expenses and other liabilities	2,105,969

Total liabilities	794,104,939

COMMITMENTS AND CONTINGENCIES (Note 13)
MEMBER'S EQUITY:
Paid-in capital	105,090,290
Retained earnings	38,488,710

Total member's equity	143,579,000

TOTAL LIABILITIES AND MEMBER'S EQUITY	$937,683,939

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

REVENUE:
Servicing fees	$27,666,698
Mortgage banking activities	102,454,040
Interest income:
Interest income	9,038,282
Interest expense	(6,104,792)

Net interest income	2,933,490
Other income	585,482

Total revenue	133,639,710

OPERATING EXPENSES:
Compensation expense	48,428,511
Fair value adjustments—MSRs	40,183,197
General and administrative	12,904,536
Consulting and professional fees	2,558,960
Rent expense	1,730,298
Travel and entertainment	1,870,759
Depreciation	96,453

Total operating expenses	107,772,714

NET INCOME	$25,866,996

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENT OF MEMBER'S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2011

	Paid-In Capital	Retained Earnings	Total
BALANCE—January 1, 2011	$105,090,290	$27,182,770	$132,273,060
Net income	—	25,866,996	25,866,996
Distributions	—	(14,561,056)	(14,561,056)

BALANCE—December 31, 2011	$105,090,290	$38,488,710	$143,579,000

See accompanying notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,866,996
Adjustments to reconcile net income to net cash used in operating activities:
Equity investment in investee	(99,198)
Mortgage banking activities	(49,045,190)
Fair value adjustments of MSRs	40,183,197
Amortization of Citigroup loan loss	(411,399)
Depreciation	96,453
Reserve for risk share liability	1,689,025
Changes in operating assets and liabilities:
Restricted cash	(4,994,510)
Accounts receivable—trade	(9,993,490)
Accounts receivable—related party	(253,758)
Mortgage loans held for sale	(466,702,838)
Other assets	(455,327)
Accounts payable	10,146
Borrower deposits	1,649,290
Accrued compensation	2,908,030
Cash paid to settle risk sharing obligations	(589,101)
Accrued expenses and other liabilities	906,236

Net cash used in operating activities	(459,235,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid to acquire Citigroup loan portfolio	(299,764)
Cash received on investments	19,005
Distributions from ARA	375,000

Net cash provided by investing activities	94,241

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	3,451,843,087
Repayments on notes payable	(2,989,179,528)
Distributions to Parent	(14,561,056)

Net cash provided by financing activities	448,102,503

NET CHANGE IN CASH AND CASH EQUIVALENTS	(11,038,694)
CASH AND CASH EQUIVALENTS—beginning of year	32,812,000

CASH AND CASH EQUIVALENTS—end of year	$21,773,306

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—cash paid for interest	$5,716,835

See accompaning notes to financial statements.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

1. ORGANIZATION

        CWCapital LLC (the "Company"), a Massachusetts limited liability company, is a wholly owned operating subsidiary of CW Financial Services LLC ("CWFS" or "Parent"), a Delaware limited liability company. The Company commenced operations on September 9, 2002, and is in the business of originating, selling, and servicing commercial real estate mortgages.

        CWFS is a wholly owned subsidiary of CWFS Holdings LLC ("Holdings"), which is a wholly owned subsidiary of Galaxy Acquisition LLC ("Galaxy"). Galaxy is an affiliate of the Fortress Investment Group LLC ("Fortress").

        The Company is licensed as a U.S. Department of Housing and Urban Development ("HUD") approved Title II Nonsupervised Mortgagee. The Company is also licensed by Federal National Mortgage Association ("Fannie Mae"), Government National Mortgage Association ("Ginnie Mae"), and Federal Home Loan Mortgage Corporation ("Freddie Mac").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The financial statements include the accounts of the Company. Entities where the Company holds 20% to 50% of the voting rights are accounted for under the equity method, and the pro rata share of the income is included in other income on the Company's statement of income.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant use of estimates relates to valuation of certain financial instruments and other assets and liabilities, such as mortgage loans held for sale ("MLHFS"), mortgage servicing rights ("MSRs"), intangible assets, derivative assets and liabilities, risk share liability and certain compensation plans. Actual results could differ from those estimates.

        Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company places its cash and cash equivalents with financial institutions which management considers to be of high quality; however, at times, such deposits may be in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limit.

        Restricted Cash—Restricted cash represents cash that is restricted as to withdrawal or usage and includes amounts required to meet certain regulatory requirements.

        Accounts Receivable—Accounts receivable is composed primarily of security delivery deposits, primary servicing advances and primary servicing fees. Security delivery deposits are collected upon settlement of the security with the investor. Such deposits are made to insure delivery of the security to the investor by the Company. Primary servicing advances are either applied against loss settlement (Fannie Mae), recovered through claims settlement (Ginnie Mae), or from reimbursement from the CMBS trust. Primary servicing fees are collected as monthly remittances are received from the

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

borrower on the loan being serviced. For all of these receivables, collectability is not deemed to be a significant risk and no reserve has been established.

        MLHFS—MLHFS is composed of loans that have been originated by the Company and are held on balance sheet while awaiting sale. The Company elects the fair value option for MLHFS entered into at and after September 1, 2010. Fees and costs related to fair valued MLHFS are recognized in earnings as incurred and not deferred.

        MLHFS where the Company has not elected the fair value option were initially recorded at fair value and subsequently have been accounted for at the lower of cost or fair value ("LOCOFV").

        MSRs—The Company is required to record a separate asset or liability initially measured at fair value for servicing rights relating to mortgages originated and sold where the servicing rights have been retained ("Originated Mortgage Servicing Rights" or "OMSRs"). MSRs are recognized as assets upon the sale of the loans. The Company also records a separate asset at fair value when it purchases servicing rights ("Purchased Mortgage Servicing Rights" or "PMSRs"). Management determines its classes of servicing assets and servicing liabilities based on program type.

        The Company elected to measure and carry its MSRs using the fair value option. Under the fair value option, MSRs are carried on the Company's balance sheet at fair value and the changes in fair value are recorded in fair value adjustments—MSRs in the Company's statement of income.

        Intangible Assets—Indefinite life intangible assets are not amortized until it is determined that the useful life is no longer indefinite. The Company reviews indefinite life intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Impairment is permanently recognized by writing down the asset to the extent that the carrying value exceeds the estimated fair value. Indefinite life intangible assets are tested for impairment annually or more frequently if events and circumstances indicate that it may be impaired.

        Derivatives—From time to time, the Company enters into certain transactions related to its mortgage banking activities that are considered to be derivatives, as follows:

  •
  Rate lock agreements ("rate locks") are contracts entered into that allow commercial mortgage customers to lock in the interest rate on a mortgage while the loan is being underwritten and awaiting closure. Rate locks are considered derivatives if the loans that will result from the exercise of the contract will be held for sale. The fair value of rate locks at inception includes the expected net future cash flows related to fees on the related loan including future MSRs. Changes subsequent to inception are based on changes in interest rates and the passage of time.

  •
  Commitments to sell loans are considered derivatives and are entered into simultaneously with the rate lock of the related loan to offset adverse changes in the market between the time an investor enters into the purchase agreement and the time the loan or a security which wraps around a loan is purchased (collectively, the "loan sale"). The fair value of these commitments at inception is zero. Changes subsequent to inception are based on changes in interest rates and the passage of time.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Borrower Deposits—In the normal course of business, the Company receives cash from potential borrowers to pay expenses incurred during the loan origination process (i.e., legal, appraisal, engineering, environmental, etc.). Unused deposits generally are returned to the borrower at the time a loan is closed or at the time that an application for a loan is terminated. These amounts are included in the Company's cash balance, as the deposit can be used to fund costs paid by the Company during the course of underwriting and closing a loan. A corresponding liability is recognized in borrower deposits on the Company's balance sheet.

        Risk Share Liability—The Company has Citigroup Loan Portfolio and General Loan Portfolio risk, as follows:

  •
  Citigroup Loan Portfolio—The Company has risk on certain Fannie Mae loans where the risk is limited to the first 1% of loss on a pool of loans (this risk is fully funded under a cash collateral agreement and the related cash is held in restricted cash). In addition, there are certain Fannie Mae loans where the Company's risk is 100% of the loss, and certain Fannie Mae loans where the Company's risk is pari passu with Fannie Mae on a one-third and two-thirds basis, respectively (collectively, "Citigroup Loan Portfolio"). Please see Note 4 for further information.

  •
  General Loan Portfolio—The Company assumes risk sharing with respect to certain Fannie Mae loans, generally not exceeding 20% of the original principal balance. The Company assumes risk on the first 8% of losses on certain Freddie Mac target affordable loans and with respect to a certain GNMA securitized loan, the Company assumes the first 5% then 15% of any remainder (collectively, "General Loan Portfolio"). The Company records an estimated loss in the financial statements if it has been determined that it is probable that a liability will be incurred. Such estimate is recorded in risk share liability on the Company's balance sheet.

        Servicing Fees—Servicing fees primarily consist of primary servicing fees and placement fees for the deposit of escrows. The Company earns primary servicing fees in connection with the collection of monthly debt service payments. These fees are earned and collected monthly in accordance with each respective loan agreement. The Company earns placement fees for depositing escrow balances with third party financial institutions. These fees are earned and collected monthly through arrangements with third parties. All of these fees are recorded on a monthly basis when earned.

        Mortgage Banking Activities—Mortgage banking activity income is recognized when the Company originates a loan with a borrower (the rate lock). Also included in mortgage banking activities are changes to the fair value of MLHFS and derivatives that occur during their respective holding periods. Upon sale of the loans, no gains or losses are recognized as such loans are recorded at fair value during their holding periods.

        Interest Income—Interest income primarily is derived from interest earned from mortgages held for sale and interest earned from a loan and bonds held for investment. Interest income is accrued as earned and recorded in accounts receivable—trade on the Company's balance sheet and in interest income in the Company's statement of income.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Interest Expense—Interest expense primarily is derived from interest paid on credit facilities that the Company maintains to finance MLHFS and other credit facilities. Interest expense is accrued each period and any interest due is recorded in accrued expenses and other liabilities on the Company's balance sheet and in interest expense in the Company's statement of income.

        Leases—The Company receives an allocation of rental expense from CWFS. The Company recognizes rental expense on a straight-line basis over the lease term.

        Income Taxes—No provision was made in the Company's financial statements for federal income taxes because the Company is a disregarded entity for federal income tax purposes and its results are included in its ultimate parent's filing with the Internal Revenue Service. In addition, the Company is generally disregarded for state and local income tax purposes. For those jurisdictions that tax at the Company level, the amounts are inconsequential.

        Concentration of Credit Risk—A significant amount of the Company's business activities in 2011 involved multifamily and health care lending activities through programs sponsored by HUD, Ginnie Mae, Fannie Mae, and Freddie Mac.

        The Company is subject to credit risk with respect to certain Fannie Mae and Freddie Mac loans and one securitized HUD loan. The Company's exposure is limited as described in Note 13. In addition, the Company does not believe that it has any significant concentration related to borrower or location. The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. At December 31, 2011, $6,500,529 of cash held in the restricted cash accounts was not covered by FDIC insurance.

        Escrow Balances and Custodial Accounts—In the normal course of conducting its mortgage servicing business, the Company collects escrow deposits to fund customer property taxes, hazard and general liability insurance premiums, as well as other escrow requirements. The Company also temporarily holds principal and interest payments that are received from borrowers until such funds are remitted to the investors. The Company held $497,043,823, which is not included on its balance sheet at December 31, 2011. The Company places these escrow balances with financial institutions, which, from time to time, may exceed federally insured limits. At December 31, 2011, $130,683,349 of cash held in escrow was not covered by FDIC insurance.

        Recently Issued Accounting Standards—There were no accounting standards that were issued and required to be implemented that were not implemented that would have or are expected to have a material impact on the financial position or results of operations of the Company.

3. HOLDINGS TERM LOAN

        On October 18, 2011, Holdings entered into an $115,000,000 term loan (the "Agreement") with a lender. The Agreement has a four-year term unless extended by Holdings for an additional three months under certain conditions described in the Agreement. The financing bears interest at a variable rate of LIBOR plus 600 and was 6.28% at December 31, 2011. Principal payments are due quarterly in the amount of $7,187,500 and Holdings has a one-time option to defer a quarterly payment as

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

3. HOLDINGS TERM LOAN (Continued)

described in the Agreement. Prepayment of the Agreement is subject to certain prepayment penalties as described in the Agreement. The Agreement is secured by a pledge of the membership interests of the Company and other collateral as described in a guarantee and collateral agreement of even date with the Agreement. The most restrictive financial covenant is the minimum debt service coverage ratio.

4. CITIGROUP

        On October 31, 2011, the Company acquired servicing rights on a Citigroup Loan Portfolio of 2,171 Fannie Mae loans with an unpaid principal balance ("UPB") of $2,570,660,034, a subordinate loan with a UPB of $1,003,296 and accrued interest of $4,975 ("Loan Held for Investment"), two subordinate interest bonds which have a 20% interest in five loans ("Bonds Held for Investment"), and a Fannie Mae guarantee of $1,500,000 in exchange for $299,763 of cash.

        The Company assumed risk share liability on certain loans with an exposure of $16,022,988, of which the seller provided in cash an amount equal to this exposure. The cash is held in a custodial account and is included in restricted cash on the Company's balance sheet.

        Due to the fair values ascribed to the MSR and other assets acquired in the purchase, the Company recorded an offsetting liability which has been reflected in the risk share liability in the amount of $6,603,258. This amount is amortized into income over seven years and should offset the fair value adjustment recorded to the Citigroup MSR as the related servicing rights expire.

        The Company also recorded risk share liability of $1,104,609 related to loans where the Company has credit risk which is not directly matched by restricted cash.

        The purchase price allocation is as follows:

Restricted cash	$16,022,988
MSR	5,113,669
Fannie Mae guarantee	1,500,000
Subordinated loan	960,380
Accrued interest	4,975
Subordinated interest bonds	428,606
Risk share liability—first loss Citigroup portfolio	(16,022,988)
Risk share liability—pari passu Citigroup portfolio	(1,104,609)
Risk share liability—Citigroup purchase accounting	(6,603,258)

Total	$299,763

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

5. ACCOUNTS RECEIVABLE—TRADE

        Accounts receivable—trade at December 31, 2011, consists of the following:

Accrued income	$2,323,848
Security delivery deposits	6,551,140
Primary servicing advances	3,444,716
Other receivables	449,890

Total	$12,769,594

6. MLHFS

        The following table displays the loans in the Company's mortgage portfolio as of December 31, 2011:

Loans at fair market value	$716,720,122
Loans at LOCOFV	310,368

Total	$717,030,490

        The cost basis of these loans was $700,339,014 at December 31, 2011.

7. MSRs

        The changes in the Company's MSRs measured using the fair value method at December 31, 2011, consist of the following:

Beginning of year	$101,943,550
Additions:
MSRs	51,755,907
Changes in fair value:
Due to disposals	(7,596,287)
Due to changes in valuation inputs/assumptions	(32,586,910)

Fair value of MSRs—end of year	$113,516,260

        The MSR valuation process during the year ended December 31, 2011, was based on the use of a discounted cash flow model to arrive at an estimate of fair value at the balance sheet date. The cash flow assumptions used in the discounted cash flow model are based on the assumptions the Company believes a potential third party acquirer would use to value the portfolio. A change in the discount rate of 100 bps or 200 bps would result in a decrease in the fair value by $4 million and $8 million, respectively.

        The risks inherent in the valuation of MSRs includes variations in the expected prepayment and default rate, unexpected changes in interest rates, and/or a variation in the expected timing of

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

7. MSRs (Continued)

disbursement of escrows. Changes in market conditions could have had a material impact on the Company's estimates of fair value.

        A summary of the Company's MSRs and related characteristics as of December 31, 2011, is as follows:

Servicing portfolio (unpaid principal)	$15,832,501,195
Fair value of MSR portfolio	$113,516,260
Value expressed in basis points	72
Weighted-average service fee (bps)	17.0
Multiple (value/service fee)	4.22
Weighted-average note rate	5.15%
Weighted-average life to maturity	10.9
Average discount rate	9%
Prepayment speeds	2.5% - 25%
Cost to service	$750 - $2,500

        During the year ended December 31, 2011, the Company earned servicing fees, late fees, and other ancillary fees of $20,518,601, $150,717, and $6,997,380, respectively. Such amounts are recorded in servicing fees in the Company's statement of income.

8. INTANGIBLE ASSETS

        The following table reflects intangible assets at December 31, 2011:

Gross Carrying Amount
Agency licenses(1)	$1,800,000

(1)
Agency licenses are indefinite life intangibles and, therefore, not amortized.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

9. DERIVATIVES

        The Company accounts for its derivatives at fair value, and recognizes all derivatives as either assets or liabilities in its balance sheet. From time to time, the Company enters into certain transactions that are accounted for as derivatives. Please see Note 2 for details.

        Fair Value Position of the Company's Derivatives—The following table displays the fair values of asset and liability derivatives as of December 31, 2011:

	Fair Values of Derivative Instruments
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Derivative assets	$41,433,916	Derivative liabilities	$—

Mortgage commitment derivatives:
Commitments to sell loans	Derivative assets	$578,244	Derivative liabilities	$40,667,215

Total derivatives not designated as hedging instruments		$42,012,160		$40,667,215

        The following table displays the outstanding notional balances and the estimated fair value of the Company's derivative instruments as of December 31, 2011:

	Notional Amount	Fair Value
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks assets	$335,906,438	$41,433,916
Interest rate caps	12,779,896	—

Total risk management derivatives	348,686,334	41,433,916

Mortgage commitment derivatives:
Commitments to sell loans assets	92,173,600	578,244
Commitments to sell loans liabilities	950,721,852	(40,667,215)

Total mortgage commitment derivatives	1,042,895,452	(40,088,971)

Total derivatives not designated as hedging instruments	$1,391,581,786	$1,344,945

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

9. DERIVATIVES (Continued)

        The following table displays, by type of derivative instrument, the fair value gains and losses on the Company's derivatives for the year ended December 31, 2011:

	Fair Values of Derivative Instruments
	Location of Gain (Loss) Recognized in Income on Derivative	Amount of Gain (Loss) Recognized in Income on Derivative
Derivatives not designated as hedging instruments:
Risk management derivatives:
Rate locks	Mortgage banking activities	$171,130,320
Rate locks	Compensation	(21,600,816)
Interest rate swaps	Mortgage banking activities	8,207

Total risk management derivatives		149,537,711
Mortgage commitment derivatives—commitments to sell loans	Mortgage banking activities	(73,514,850)

Total derivative fair value gains—net		$76,022,861

Volume and Activity of the Company's Derivatives

        Risk Management Derivatives—The following table displays, by derivative instrument type, the Company's risk management derivative activity for the year ended December 31, 2011:

	Rate Locks	Interest Rate Swaps	Interest Rate Caps
Notional balance as of January 1, 2011	$479,418,356	$981,000	$41,429,896
Additions	3,641,720,856	—	—
Settlements	(3,785,232,774)	(981,000)	(28,650,000)

Notional balance as of December 31, 2011	$335,906,438	$—	$12,779,896

        Mortgage Commitment Derivatives—The following table displays, by commitment type, the Company's mortgage commitment derivative activity for the year ended December 31, 2011:

Commitments to Sell Loans
Notional balance as of January 1, 2011	$712,404,532
Mortgage related securities:
Open commitments	3,641,720,856
Settled commitments	(3,311,229,936)

Notional balance as of December 31, 2011	$1,042,895,452

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

10. NOTES PAYABLE

        Notes payable at December 31, 2011, consist of the following:

First mortgage warehousing demand line of credit, bearing interest at a variable rate of 2.30%	$35,760,600
Second mortgage warehousing demand line of credit, bearing interest at a variable rate of 2.55%	112,118,114
Third mortgage warehousing demand line of credit, bearing interest at a variable rate of 1.58%	512,901,590
Fourth mortgage warehousing demand line of credit, bearing interest at a variable rate of 2.55%	34,435,300
HUD servicing line of credit	—

Total notes payable	$695,215,604

  •
  The first mortgage warehousing demand line of credit is $125,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line matures on June 26, 2012 and routinely is extended annually. At December 31, 2011, the unused portion of the line of credit was $89,239,400.

  •
  The second mortgage warehousing demand line of credit is $175,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line matures on November 14, 2012 and routinely is extended annually. At December 31, 2011, the unused portion of the line of credit was $62,881,886.

  •
  The third mortgage warehousing demand line of credit is $175,000,000 but was under a temporary increase to $650,000,000 through January 27, 2012 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund advances under a certain mortgage program. Security for the mortgage warehousing line of credit is the related MLHFS. There is no stated maturity date under the lending agreement. At December 31, 2011, the unused portion of the line of credit was $137,098,410.

  •
  The fourth mortgage warehousing demand line of credit is $50,000,000 and carries variable interest rate options, as defined in the line of credit agreement. The mortgage warehousing line is available to fund advances under various mortgage programs. Security for the mortgage warehousing line of credit is the related MLHFS. The line matures November 17, 2012 under the lending agreement and routinely is extended annually. At December 31, 2011, the unused portion of the line of credit was $15,564,700.

  •
  The HUD servicing advance line of credit is $7,500,000, which is available for principal, interest, tax and insurance advances and other property protection advances on defaulted HUD loans. There is a sub-limit of $5,000,000 for advances over 30 days. The line is secured by a pledge of the right to reimbursement from HUD and GNMA that is held by the Company and carries

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

10. NOTES PAYABLE (Continued)

    variable interest rate options, as defined in the line of credit agreement. The HUD servicing advance line of credit matures on June 26, 2012 and routinely is extended annually. At December 31, 2011, the unused portion of the line of credit was $7,500,000.

11. EMPLOYEE BENEFIT PLAN

        The Company participates in an employee tax-deferred 401(k) plan under which individual employee contributions to the plan are matched by the Company subject to the terms of the plan. Amounts contributed by the Company for the year ended December 31, 2011 were $334,859, which are included in compensation expense in the Company's statement of income. Additionally, the Company elected to make a profit sharing contribution of $777,209 for 2011, which was funded on February 24, 2012. Amounts contributed by the Company are subject to vesting and forfeiture and may be returned to the Company upon termination of employment of the employee to the extent not vested.

12. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION

        Fair Value Hierarchy—Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date ("exit price"). The fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is as follows:

  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

  Level 2—Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

  Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

        Fair Value Option—The Company may make an irrevocable election to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. The election to carry an instrument at fair value is made at the individual contract level and can be made only at origination or inception of the instrument, or upon the occurrence of an event that results in a new basis of accounting.

        The Company elected the fair value option on a loan and bonds held for investment upon acquisition of the investments. This election was made to reflect current estimated value of the loan and bonds held for investment.

        The Company elected the fair value option on MLHFS entered into after the election date. This election was made to decrease earnings volatility and match corresponding changes in the related commitment to sell loans.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

12. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The following table presents gains and losses due to changes in fair value for items measured at fair value pursuant to election of the fair value option for the year ended December 31, 2011:

	Fair Value Losses—MSRs	General and Administrative	Mortgage Banking Activities
MSRs	$(32,586,910)	$—	$39,045,951
Loan held for investment	—	(5,145)	—
Bonds held for investment		6,610	—
Mortgage loans held for sale carried at fair value	—	—	15,411,901

        The above amounts do not include interest and dividends earned during the period. Such interest and dividends are recorded in interest income or interest expense on an accrual basis. Additionally, amounts do not reflect associated derivatives.

        Items Measured at Fair Value on a Recurring Basis—The following table presents the Company's assets and liabilities that are measured at fair value on a recurring basis at December 31, 2011, for each of the fair value hierarchy levels:

	Fair Value at Reporting Date Using
	Quoted Prices Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Assets:
MLHFS	$—	$716,720,122	$—	$716,720,122
MSRs	—	—	113,516,260	113,516,260
Derivative assets	—	—	42,012,160	42,012,160
Loan held for investment	—	—	943,738	943,738
Bonds held for investment	—	—	427,708	427,708

Total assets—at fair value	$—	$716,720,122	$156,899,866	$873,619,988

Liabilities:
Derivative liabilities	$—	$—	(40,667,215)	(40,667,215)

Total liabilities—at fair value	$—	$—	$(40,667,215)	$(40,667,215)

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

12. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The following table represents the changes in the Level 3 assets and liabilities for the year ended December 31, 2011:

	MSRs	Derivative Asset	Loan Held for Investment	Bonds Held for Investment	Derivative Liability
Beginning balance—January 1, 2011	$101,943,550	$37,329,641	$—	$—	$(18,022,927)
Purchases	5,113,669	—	960,380	428,606	—
Issuances	46,642,238	120,371,841	—	—	—
Settlements	(7,596,287)	(122,921,709)	(11,497)	(7,508)	—
Unrealized gains (losses)	(32,586,910)	7,232,387	(5,145)	6,610	(22,644,288)

Ending balance—December 31, 2011	$113,516,260	$42,012,160	$943,738	$427,708	$(40,667,215)

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at reporting date	$(32,586,910)	$42,012,160	$(5,145)	$6,610	$(40,667,215)

        Gains and losses (realized and unrealized) included in the Company's statement of income for the year ended December 31, 2011, for Level 3 assets and liabilities recorded in its balance sheet at fair value are presented in the table as follows:

	Mortgage Banking	Fair Value Adjustments—MSRs	General and Administrative
Total gains or losses included in earnings for the year	$31,230,337	$(40,183,197)	$1,465

Change in unrealized gains or losses related to assets still held at year end	$1,344,945	$(32,586,910)	$1,465

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

12. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        The estimated fair values of the Company's financial instruments are as follows:

	Book Value	Fair Value
Cash and cash equivalents	$21,773,306	$21,773,306
Restricted cash	23,678,476	23,678,476
Accounts receivable—trade	12,769,594	12,769,594
Accounts receivable—related party	253,794	253,794
MSRs	113,516,260	113,516,260
MLHFS	717,030,490	717,138,460
Derivative assets	42,012,160	42,012,160
Loan held for investment	943,738	943,738
Bonds held for investment	427,708	427,708
Notes payable	(695,215,604)	(695,215,604)
Derivative liabilities	(40,667,215)	(40,667,215)

        Cash and Cash Equivalents, Restricted Cash, Accounts Receivable—Carrying amount approximates fair value due to the short term nature of the instruments.

        MSRs—Fair value of MSRs was determined by using a discounted cash flow model that incorporates current market assumptions commonly used by buyers of these types of commercial/multifamily servicing rights. The model considers contractually specified servicing fee rates, prepayments assumptions, delinquency rates, cost of servicing and other economic factors. The MSRs are included within Level 3 of the fair value hierarchy.

        MLHFS—The book value of MLHFS includes loans for which the Company elected the fair value option and approximately $310,368 of loans for which the fair value option was not elected. Fair values are determined using management's judgment based on the intended exit strategy for the mortgage loan, including whole loan sales. MLHFS for which the fair value option has been elected was determined by using quoted prices from market participants as well as an assessment of the present value of certain fee components that are retained by the Company. These MLHFS are included within Level 2 of the fair value hierarchy.

        Derivative Assets and Liabilities—The Company's derivatives are valued as follows:

  •
  The fair value of rate locks was determined by reviewing the index yield change from the date the loan was locked to period end as well as an assessment of the present value of certain fee components that are retained by the Company. Rate locks are classified within Level 3 of the fair value hierarchy.

  •
  The fair value of commitments to sell loans was determined by reviewing the index yield change from the time the sale commitment was entered into to the date of the financial statements. The fair value of commitments to sell loans was determined by reviewing the market change in the interest rate from the date the loan was locked to period end. Commitments to sell loans are included within Level 3 of the fair value hierarchy.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

12. FAIR VALUE MEASUREMENTS AND FAIR VALUE OPTION (Continued)

        Loan and Bonds Held for Investment—The fair values of loan and bonds held for investment was determined by using a discounted cash flow model that incorporates current market assumptions commonly used by buyers of these types of loans and bonds. Loan and bonds held for investment are classified within Level 3.

        Notes Payable—The fair value of notes payable is the same as the carrying value as these notes have a floating rate of interest which is a market rate of interest for these types of notes. Notes payable are included within Level 3 of the fair value hierarchy

13. COMMITMENTS AND CONTINGENCIES

        Legal Contingencies—The Company is currently engaged in litigation resulting from the normal course of business. The Company does not believe liabilities will result from such claims that will materially affect the financial statements of the Company.

        Commitments to Lend—At December 31, 2011, the Company had commitments to originate mortgage loans in the normal course of business for $335,906,438. These commitments to lend are either covered under sale commitments to HUD, Ginnie Mae, Freddie Mac or Fannie Mae for commercial mortgage loans or are future advances on HUD/Ginnie Mae construction loans. In addition, the Company has commitments from investors to purchase certain of these mortgage loans in the amount of $1,042,895,452 for December 31, 2011.

        Risk Share Liability—At December 31, 2011, the Company had certain obligations with respect to mortgage loans originated:

Outstanding principal balances	$16,561,925,938
Principal outstanding on nonrecourse loans	10,876,875,625

Principal outstanding subject to risk sharing	$5,685,050,313

Net Risk Share Liability	$9,037,590	(1)

(1)
Excludes $22,214,847 of loan loss reserve related to the acquired Citigroup portfolio. Please see Note 4 for further information.

Citigroup Loan Portfolio

        The Company has risk on certain Fannie Mae loans where the risk is limited to the first 1% of loss on a pool of loans (this risk is fully funded under a cash collateral agreement and the related cash is held in restricted cash), certain Fannie Mae loans where the risk is 100% of the loss and certain Fannie Mae loans where the risk is on a pari passu basis with Fannie Mae with the Company taking one-third of all losses and Fannie Mae taking the remaining two-thirds.

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

13. COMMITMENTS AND CONTINGENCIES (Continued)

General Loan Portfolio

        The Company assumes risk sharing with respect to certain Fannie Mae loans, not exceeding 20% of the original principal balance. The Company assumes risk on the first 8% of losses on Freddie Mac target affordable loans and with respect to a certain GNMA securitized loan, the Company assumes the first 5% then 15% of any remainder.

        Pursuant to various compliance requirements, the Company is required to maintain capital resources based on the total outstanding unpaid principal balances of mortgages issued and serviced. The most restrictive of these minimum net worth requirements is that of the Fannie Mae Delegated Underwriting and Servicing ("DUS") program, which required the Company to maintain minimum net worth of approximately $28.3 million at December 31, 2011. At December 31, 2011, the Company had net worth, computed in accordance with the Fannie Mae DUS program requirements of $149,457,024.

        Restricted Cash—At December 31, 2011, the Company has cash of $22,523,516 posted with the custodial agent for the Fannie Mae Lender Reserve pursuant to the Loss Sharing Obligation with Fannie Mae, of which $16,022,918 (please refer to Note 4) and $6,500,598 relates to the Citigroup Loan Portfolio and General Loan Portfolio, respectively. At December 31, 2011, the Company has cash of $1,154,960 posted with the custodial agent for the Freddie Mac Target Affordable Reserve pursuant to the Loss Sharing Obligation with Freddie Mac.

        Lease Commitments—Future minimum lease commitments under leases entered into by the Company at December 31, 2011, are as follows:

2012	$1,499,315
2013	948,955
2014	836,581
2015	856,184
2016	532,959
Thereafter	359,247

Total	$5,033,241

        The Company, at the end of certain lease terms, may renew its lease at the then fair rental value for periods of 5 years. Future minimum lease commitments do not necessarily represent the rent expense that will be incurred by the Company as rent expense derived from an allocation from its Parent based on headcount in all offices occupied by the Parent and its subsidiaries. Rent expense for the year ended December 31, 2011, was $1,730,298.

        Borrower Deposits—At December 31, 2011, the Company held deposits amounting to $4,525,385. These amounts are included in the Company's cash balance, as the deposit can be used to fund costs paid by the Company during the course of underwriting and closing a loan.

        Representations and Warranties on Sales of Loans—The Company, in the ordinary course of business, issues certain representations and warranties in connection with the sale of mortgages. Such representations and warranties relate to the quality and condition of the documentation supporting

CWCAPITAL LLC

(A Wholly Owned Subsidiary of CW Financial Services LLC)

NOTES TO FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

13. COMMITMENTS AND CONTINGENCIES (Continued)

each loan at the point of sale and not to recourse provisions, if any, of the mortgage's sale agreement. The Company has evaluated the fair value of these representations and warranties and has determined that the liability is immaterial to the Company's financial statements.

14. RELATED PARTY TRANSACTIONS

        The Company shares office facilities and personnel with the Parent and other subsidiaries of the Parent. Accordingly, the related costs of such arrangements have been allocated among the various subsidiaries in a manner which management believes is representative of the actual costs incurred. Included in general and administrative expense is $7,212,954 of cost allocations.

        The Company had accounts receivable outstanding with employees of $253,794 primarily representing amounts advanced against future compensation.

        Amounts earned from or paid to affiliates of the Company for the year ended December 31, 2011, is as follows:

Servicing fees	$27,128
Mortgage banking activity	3,891,845
Interest income	1,200,372
Other income	204,206

Total	$5,323,551

15. SUBSEQUENT EVENTS

        Management has not identified any subsequent events requiring financial statement disclosure as of March 9, 2012, the date these financial statements were available for issuance.

        ******